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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 14, 1998





                              BLUEGREEN CORPORATION
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             (Exact name of registrant as specified in its charter)


                                  MASSACHUSETTS
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                    (State of incorporation or organization)


                 0-19292                                   03-0300793
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         (Commission File Number)                       (I.R.S. Employer
                                                       Identification No.)


    4960 BLUE LAKE DRIVE, BOCA RATON, FLORIDA                  33431
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    (Address of Principal Executive Office)                  (Zip Code)


       Registrant's telephone number, including area code: (561) 912-8000
                                                           ----------------





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Item 5.  OTHER EVENTS

SECURITIES PURCHASE AGREEMENT

         On August 14, 1998, Bluegreen Corporation, a Massachusetts corporation (the "Company"), entered into a Securities Purchase Agreement dated as of August 14, 1998 (the "Purchase Agreement") by and among the Company, Morgan Stanley Real Estate Investors III, L.P., Morgan Stanley Real Estate Fund III, L.P., ("MSREF"), MSP Real Estate Fund, L.P., ("MSP"), and MSREF III Special Fund, L.P., (collectively, the "Funds") pursuant to which the Funds purchased 2,941,177 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), representing approximately 12.6% if the outstanding Common Stock, for an aggregate of $25,000,000 (the "Initial Closing").

PURCHASE OF ADDITIONAL COMMON STOCK

         Pursuant to the Purchase Agreement, subject to satisfaction or waiver of certain conditions thereto, the Company has the right to require the Funds, during the 18-month period commencing on August 14, 1998 (the "Commitment Period"), to purchase from the Company at any time and from time to time up to an additional 2,941,176 shares (subject to adjustment in certain circumstances) of Common Stock (the "Remaining Shares") at a purchase price per share equal to $8.50 (subject to adjustment in certain circumstances). If, on or prior to the expiration of the Commitment Period, the Company has not offered to sell to the Funds all of the Remaining Shares and the Company has satisfied certain conditions, or if at any time during the Commitment Period the Funds receive notice from the Company of the occurrence of, or the execution by the Company of a definitive agreement which will result in, a Change of Control (as defined in the Purchase Agreement) of the Company, the Funds will have the right to purchase any or all of the Remaining Shares not previously sold to the Funds at a purchase price per share equal to $8.50 (subject to adjustment in certain circumstances).

         In accordance with the rules of the New York Stock Exchange, the Purchase Agreement requires that the stockholders of the Company approve any issuance of shares of Common Stock to the Funds if the shares proposed to be issued, when added to the shares of Common Stock previously issued to the Funds (or their Permitted Transferees (as defined in the Purchase Agreement)) under the Purchase Agreement, results in the Funds (and their Permitted Transferees) owning an aggregate of 20% or more of the number of shares of Common Stock issued and outstanding on August 14, 1998 (excluding any shares of Common Stock issued to the Funds on August 14, 1998 at the Initial Closing, such date on which the Funds (or their Permitted Transferees) will own 20% or more of such stock being the "Threshold Date"). The Purchase Agreement requires the Company to take all action necessary to convene a meeting of its shareholders as soon as practicable (but in no event later than the earlier to occur of (x) November 30, 1998, or (y) the Threshold Date).

BOARD OF DIRECTORS AND BOARD COMMITTEES

         As required by and simultaneously with the execution of the Purchase Agreement, the Company (i) opted into the provisions of ss.50A of Chapter 156 of the Massachusetts General Laws providing for staggered boards of directors and amended its bylaws to provide for a staggered board of directors and (ii) increased the number of directors serving on the Company's board of directors by two. As required by the Purchase Agreement, the vacancies created by such increase have been filled by two persons designated by the Funds, Michael J. Franco and John A. Henry. For so long as the Funds or their



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Permitted Transferees own at least 70% of the aggregate number of shares of
Common Stock theretofore actually issued to the Funds (or their Permitted Transferees) under the Purchase Agreement (the "Required Interest"), MSREF and MSP will have the right to designate two directors on the management slate of nominees to the Company's Board of Directors (the "MSREF Designees"). If the Funds (and their Permitted Transferees) own less than the Required Interest but own, in the aggregate, at least 50% of the aggregate number shares of Common Stock theretofore actually issued to the Funds (or their Permitted Transferees) under the Purchase Agreement (the "Minimum Interest"), MSP will have the right to designate one director on the management slate of nominees to the Company's Board of Directors. The MSREF Designees have the right to serve on any standing committee of the Board to the extent their participation on such committee would not exceed their proportionate representation of the full Board. Upon his election, Mr. Franco was appointed to the Compensation Committee and the Audit Committee.

AGREEMENT TO VOTE OF FUNDS

         The Funds have agreed to vote, and to cause any Permitted Transferees to vote, all of their shares of Common Stock for the election of the management slate of nominees (other than the MSREF Designees) to the Company's Board of Directors for so long as the Funds (and their Permitted Transferees) own, in the aggregate, at least the Minimum Interest and the MSREF Designees are serving on the Company's Board of Directors.

TAKING OF CERTAIN ACTIONS

         For so long as the Funds own at least the Required Interest, certain material actions by the Company or its subsidiaries, including: the consolidation or merger of the Company; the sale of substantially all the assets of the Company; the sale of assets of the Company (or certain Company subsidiaries) or the purchase of the business, assets or securities of another person where the aggregate consideration exceeds $50,000,000; the issuance of certain securities of the Company senior or, in certain circumstances, on par with the Common Stock; the issuance of stock of the Company's subsidiaries (other than pursuant to certain employee option plans); the occurrence of indebtedness having a material effect on the total market capitalization ratio of the Company; the declaration or payment of dividends (other than stock dividends) on the Common Stock; any amendment to the charter or bylaws of the Company that would conflict with the Purchase Agreement; entry into a material line of business materially different from the timeshare/residential land business and the entry into transactions with certain affiliates (other than Company subsidiaries) will require the affirmative vote of one of the MSREF Designees, or if the Funds do not have a representative on the Board of Directors as a result of the failure of the Company to nominate the MSREF Designees or failure of the shareholders of the Company to elect the MSREF Designees, then such action shall require the approval of the Funds and Permitted Transferees holding a majority of the shares of Common Stock issued pursuant to the Purchase Agreement. Moreover, for so long as the Funds own at least the Required Interest, Morgan Stanley, Dean Witter & Co. or an affiliate thereof shall have the exclusive right to act as advisor or underwriter to the Company in connection with certain material transactions for which the Company elects to use the services of an investment or financial advisor.

PREEMPTIVE RIGHTS

         Each of the Funds (and their Permitted Transferees) have the right to purchase their proportionate share of any issuance (subject to certain exceptions) by the Company for cash of (i) any of its capital stock, (ii) any rights, options or warrants to purchase any such capital stock or any securities that are or


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may become convertible or exercisable into Common Stock and (iii) any securities that are or may become convertible or exercisable into Common Stock.

RESTRICTIONS ON SALE OR TRANSFER

         Subject to certain exceptions, the Funds and their Permitted Transferees have agreed not to offer, sell, transfer, assign, pledge or hypothecate any shares of Common Stock issued to them prior to the earlier of
(i) August 14, 2000 or (ii) six months following the date on which the Funds have purchased all the shares of Common Stock to be purchased by them under the Purchase Agreement, but in no event earlier than February 14, 2000.

VOTING AND COOPERATION AGREEMENT

         Pursuant to the Voting and Cooperation Agreement (the "Voting Agreement"), dated as of August 14, 1998, among the Funds and certain directors, officers and certain related parties of the Company in their capacities as shareholders of the Company (collectively, the "Stockholders"), each Stockholder has agreed (i) if stockholder approval is sought, to vote or cause to be voted all shares of Common Stock which such Stockholder has the power to vote or in respect of which such Stockholder has the power to direct the vote in favor of the sale and issuance of shares of Common Stock to the Funds under the Purchase Agreement, (ii) to vote or cause to be voted all shares of Common Stock which such Stockholder has the power to vote or in respect of which such Stockholder has the power to direct the vote in favor of the MSREF Designees, (iii) not to take any direct or indirect action to remove either of the MSREF Designees from the Company's Board of Directors without cause and (iv) to vote all of the shares of Common Stock which such Stockholder has the power to vote or in respect of which such Stockholder has the power to direct the vote in a manner such that the Company's Restated Articles of Organization and Amended and Restated Bylaws do not, at any time, conflict with the provisions of the Voting Agreement or the Purchase Agreement. See "Purchase Agreement -- Purchase of Additional Common Stock" above.

REGISTRATION RIGHTS AGREEMENT

         The shares of Common Stock issued and issuable to the Funds under the Purchase Agreement have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Pursuant to the Registration Rights Agreement, dated as of August 14, 1998, among the Funds and the Company, after a specified period the Company is required to effect a shelf registration of shares of Common Stock held by the Funds, any of their Permitted Transferees and certain of their assignees (collectively, the "Registration Persons"). In addition, subject to certain conditions and limitations, the Registration Persons have the right (i) to require the Company to register shares of Common Stock held by such Registration Person and (ii) when the Company proposes to register Common Stock to include shares of Common Stock held by such Registration Person in such registration of Common Stock.

AMENDED AND RESTATED BYLAWS

         As required by and simultaneously with the execution of the Purchase Agreement, the Board of Directors of the Company approved an amendment and restatement of the Company's bylaws. The amended and restated bylaws differ from the previous bylaws in that they classify the Board of Directors and limit the ability to remove directors and fill vacancies. See "Board of Directors and Board


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Committees." In addition to the foregoing, the amended and restated bylaws provide (i) for an increase in the ownership interest required to call a special meeting of stockholders from 10% to 25% and (ii) that shares of stock to which a nominee has no voting authority as to a particular question or questions brought before a meeting of stockholders will not be deemed to be cast with respect to such question or questions, but will be counted for purposes of determining if a quorum is present.

         The foregoing descriptions of Company's Amended and Restated By-Laws, the Purchase Agreement, the Registration Rights Agreement, and the Voting Agreement are subject to and qualified in their entirety by reference to such documents which are attached hereto as Exhibits 3.3, 10.131, 10.132 and 10.133, respectively, and are incorporated herein by this reference.


Item 7.  FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits



Exhibit            Description of Exhibit

    3.3     Amended and Restated By-Laws of Bluegreen Corporation

   10.131 Purchase Agreement dated as of August 14, 1998 by and among the Bluegreen Corporation, Morgan Stanley Real Estate Investors III, L.P., Morgan Stanley Real Estate Fund III, L.P., MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P.

   10.132 Registration Rights Agreement, dated as of August 14, 1998, among Morgan Stanley Real Estate Investors III, L.P., Morgan Stanley Real Estate Fund III, L.P., MSP Real Estate Fund, L.P. and MSREF III Special Fund, L.P. and Bluegreen Corporation

   10.133 Voting and Cooperation Agreement, dated as of August 14, 1998, among Morgan Stanley Real Estate Investors III, L.P., Morgan Stanley Real Estate Fund III, L.P., MSP Real Estate Fund, L.P., MSREF III Special Fund, L.P. and certain shareholders of the Bluegreen Corporation





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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   BLUEGREEN CORPORATION



Date:  August 31, 1998            By: /s/ ANTHONY M. PULEO
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                                      Anthony M. Puleo, Chief Accounting Officer